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As filed with the Securities and Exchange Commission on November 5, 2004

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PACCAR Inc
(Exact Name of the Registrant)

Delaware (State of Incorporation)	91-0351110 (IRS Employer Identification No.)
777 - 106th Avenue N.E., Bellevue, Washington 98004 (Address of Principal Offices)	(425) 468-7400 (Telephone Number)
PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (Full Title of the Plan)
Janice M. D'Amato PACCAR Inc 777 - 106th Avenue N.E. Bellevue, Washington 98004 (425) 468-7431 (Agent's Name and Address)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $1 par value	375,000 shares	Not applicable	$25,912,500(1)	$3,283.11

(1)
The aggregate offering price was estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $69.10 based on the average of the high ($69.83) and low ($68.36) prices reported for the Common Stock in the over-the-counter market on October 29, 2004, as reported on the Nasdaq National Market.

        The contents of Registration Statement No. 333-36712 are incorporated by reference.

Item 5.    Interests of Named Experts and Counsel.

        Ms. D'Amato, who provided the Opinion of Counsel attached as Exhibit 5.1, is an officer (Secretary) and employee (Counsel) of PACCAR Inc.

Item 8.    Exhibits.

        The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 5th day of November, 2004.

PACCAR INC
By	/s/ J. M. D'AMATO J. M. D'Amato Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 5, 2004 in the capacities indicated.

/s/ M. C. PIGOTT M. C. Pigott	Chairman and Chief Executive Officer (principal executive officer)
/s/ M. A. TEMBREULL M. A. Tembreull	Vice Chairman (principal financial officer)
/s/ R. E. ARMSTRONG R. E. Armstrong	Vice President and Controller (principal accounting officer)
* J. M. Fluke, Jr.	Director, PACCAR Inc
* G. Grinstein	Director, PACCAR Inc
* D. K. Newbigging	Director, PACCAR Inc
* S. F. Page	Director, PACCAR Inc
* J. C. Pigott	Director, PACCAR Inc
* W. G. Reed, Jr.	Director, PACCAR Inc
* H. C. Stonecipher	Director, PACCAR Inc
* M. A. Tembreull	Director, PACCAR Inc
* H. A. Wagner	Director, PACCAR Inc
*By	/s/ M. C. PIGOTT M. C. Pigott Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Exhibit	Sequentially Numbered Page
4.1	Instrument Defining Rights of Stockholders
5.1	Opinion of Janice D'Amato, Counsel for the Registrant
23.1	Consent Of Independent Registered Public Accounting Firm
23.2	Consent of Janice D'Amato (included in Exhibit 5.1)
24.1	Power of Attorney

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SIGNATURES
INDEX TO EXHIBITS